Exhibit 99.1

DSP Group, Inc. Reports Second Quarter 2014 Earnings

LOS ALTOS, Calif., July 31, 2014 - DSP Group®, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications, announced today its results for the second quarter ended June 30, 2014.

Financial Results Highlights:

●	Non-GAAP diluted EPS of $0.12 and GAAP diluted EPS of $0.05, both exceeding guidance

●	Second quarter revenues of approximately $36.3 million, above mid-point of guidance

●	Gross margins of 40.7%, exceeding the high end of guidance

●	Maintained positive non-GAAP operating income for the seventh consecutive quarter

●	Non-GAAP net income of $2.8 million, representing the ninth consecutive quarter of non-GAAP net income

●	GAAP net income of $1.1 million, exceeding GAAP net income for the same period last year

●	Generated $5.5 million in cash flows from operating activities

●	Repurchased 313,000 shares for a total consideration of $2.6 million

●	Net cash and cash equivalents of $120 million

Management Comments:

Commenting on the results, Ofer Elyakim, CEO of DSP Group, stated, "We are delighted that our investment in new products is paying off and contributing to our strong financial results. In particular, our Office/VoIP products achieved record revenues and the major design wins we secured this year give us high confidence that the growth in this and other segments will continue."

Mr. Elyakim added, "We remain well positioned to meet the key milestones we have set forth for this fiscal year and subsequently reach an inflection point in our business in 2015.”

Products and Market Highlights:

●	Record high Office/VoIP segment quarterly revenues at $3.8 million, exceeding guidance

●	A leading OEM in China chose DVF99 SoC for its new IP Phone products

●	Two Tier 1 OEMs launched IP phones based on DSP Group’s VoIP SoCs

●	Record quarterly shipments of DECT/CAT-iq products for DECT-enabled HGWs

●	DHX91 ULE SoC in mass production; powers a Tier 1 OEM smart home ULE based system

●	Cablevision launched HD Voice services and products powered by DSP Group SoCs

2014 Second Quarter Results:

GAAP Results:

Net income for the second quarter of 2014 was $1,088,000 on revenues of $36,276,000, compared to a net income of $750,000 on revenues of $40,692,000 for the same period last year. EPS for the second quarter of 2014 were $0.05 per share, as compared to EPS of $0.03 per share for the second quarter of 2013.

Non-GAAP Results:

Non-GAAP net income and diluted EPS for the second quarter of 2014 were $2,849,000 and $0.12 per share, respectively, as compared to non-GAAP net income of $3,520,000 and non-GAAP diluted EPS of $0.15 per share for the second quarter of 2013. Non-GAAP net income and diluted EPS for the second quarter of 2014 excluded the impact of amortization of acquired intangible assets of $397,000 associated with the acquisitions of NXP’s CIPT business and BoneTone, equity-based compensation expenses of $1,461,000 and amortization of deferred tax liability related to intangible assets acquired in the BoneTone acquisition in the amount of $97,000.

Non-GAAP net income and diluted EPS for the second quarter of 2013 excluded the impact of amortization of acquired intangible assets of $418,000 associated with the acquisitions of NXP’s CIPT business and BoneTone, equity-based compensation expenses of $1,045,000, amortization of deferred tax liability related to intangible assets acquired in the BoneTone acquisition in the amount of $96,000 and proxy contest related expenses of $1,403,000.

Earnings Conference Call:

DSP Group will discuss its second quarter financial results, along with its outlook and guidance for the third quarter of 2014, on its conference call at 8:30 a.m. ET today, and invites you to listen via our conference call or a live broadcast over the Internet.

Investors may access the conference call by dialing +1 877 280 1254 (domestic US) or +1 646 254 3363 (international) approximately 10 minutes prior to the starting time. The password is DSP Group. The broadcast via the Internet can be accessed by all interested parties through the Investor Relations section of DSP Group’s website at www.dspg.com or link to: http://www.media-server.com/m/p/mag3nvd5

A replay of the conference call will be available for a week following the call. To listen to the session, please dial +1 347 366 9565 (domestic US) or +44 203 427 0598 (international) and enter the company access code: 8312192#

For more information, please contact Dror Levy, CFO, at: Office: +972-9-952-9699 Email: dror.levy@dspg.com

Presentation on non-GAAP Net Income Calculation

The Company believes that the non-GAAP presentation of net income and diluted EPS presented in this press release is useful to investors in comparing results for the quarter ended June 30, 2014 to the same period in 2013 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensation expenses are reflected on its statements of income.

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements that the company’s investment in new products are paying off and contributing to its strong financial results and confidence that growth of the Office and other segments will continue, as well as his statement that DSP Group remains well positioned to meet the key milestones it has set for this fiscal year and subsequently reaching an inflection point in its business in 2015. In addition, the events described in these forward-looking statements may not actually arise as a result of various factors, including the timing and ability of the consumer electronics market to recover and the corresponding recovery of DSP Group’s customers; unexpected delays in the commercial launch of new products; slower than expected change in the nature of residential communications domain; DSP Group's ability to manage costs, DSP Group’s ability to develop and produce new products at competitive costs and in a timely manner or the ability of such products to achieve broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2013, as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s website (www.dspg.com) under Investor Relations. DSP Group assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About DSP Group

DSP Group®, Inc. (NASDAQ: DSPG) is a leading global provider of wireless chipset solutions for converged communications. Delivering semiconductor system solutions with software and hardware reference designs, DSP Group enables OEMs/ODMs, consumer electronics (CE) manufacturers and service providers to cost-effectively develop new revenue-generating products with fast time to market.

At the forefront of semiconductor innovation and operational excellence for over two decades, DSP Group provides a broad portfolio of wireless chipsets integrating DECT/CAT-iq, ULE, Wi-Fi, PSTN, HDClear™, video and VoIP technologies.

DSP Group enables converged voice, audio, video and data connectivity across diverse mobile, consumer and enterprise products – from mobile devices, connected multimedia screens, and home automation & security to cordless phones, VoIP systems, and home gateways. Leveraging industry-leading experience and expertise, DSP Group partners with CE manufacturers and service providers to shape the future of converged communications at home, office and on the go.

For more information, visit www.dspg.com.

DSP GROUP, INC.

    CONSOLIDATED STATEMENTS OF INCOME

    (In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$36,276	$40,692	$69,162	$80,342
Cost of revenues	21,495	24,530	41,367	48,474
Gross profit	14,781	16,162	27,795	31,868
Operating expenses:
Research and development, net	8,025	9,183	16,230	18,334
Sales and marketing	2,947	2,674	6,033	5,725
General and administrative	2,644	3,848	5,361	6,470
Amortization of intangible assets	397	418	794	836
Total operating expenses	14,013	16,123	28,418	31,365
Operating income (loss)	768	39	(623)	503

Financial income, net	297	755	709	1,325
Income before taxes on income	1,065	794	86	1,828
Taxes on income (income tax benefit)	(23)	44	(14)	(94)
Net income	$1,088	$750	$100	$1,922
Net earnings per share:
Basic	$0.05	$0.03	$0.00	$0.09
Diluted	$0.05	$0.03	$0.00	$0.09

Weighted average number of shares used in per share computations of net income per share:
Basic	21,983	22,059	22,180	21,978
Diluted	23,035	22,875	22,706	22,561

 Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net income	$1,088	$750	$100	$1,922
Equity-based compensation expense included in cost of revenues	84	63	166	126
Equity-based compensation expense included in research and development, net	657	470	1,301	938
Equity-based compensation expense included in sales and marketing	169	133	331	268
Equity-based compensation expense included in general and administrative	551	379	1,106	756
Amortization of intangible assets	397	418	794	836
Proxy contest related expenses	-	1,403	-	1,403
Amortization of deferred tax liability related to intangible assets	(97)	(96)	(194)	(193)
Non-GAAP net income	$2,849	$3,520	$3,604	$6,056

Weighted-average number of common stock used in computation of GAAP diluted net income per share (in thousands)	23,035	22,875	22,706	22,561

Weighted-average number of shares related to outstanding options, stock appreciation rights and restricted share units (in thousands)	455	426	1,044	399

Weighted-average number of common stock used in computation of non-GAAP diluted net income per share (in thousands)	23,490	23,301	23,750	22,960

GAAP diluted net income per share	$0.05	$0.03	$0.00	$0.09
Equity-based compensation expense	0.06	0.05	0.12	0.09
Amortization of intangible assets	0.02	0.02	0.04	0.03
Proxy contest related expenses	-	0.06	-	0.06
Amortization of deferred tax liability related to intangible assets acquired in BoneTone acquisition	(0.01)	(0.01)	(0.01)	(0.01)
Non-GAAP diluted net income per share	$0.12	$0.15	$0.15	$0.26

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2014	2013
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$17,813	$23,578
Restricted deposits	67	77
Marketable securities and short term deposits	10,377	13,895
Trade receivables, net	23,761	21,195
Inventories	11,986	12,334
Other accounts receivable and prepaid expenses	1,470	2,641
Deferred income taxes	89	92
Total current assets	65,563	73,812
Property and equipment, net	2,902	2,837
Long term marketable securities and deposits	91,727	90,162
Severance pay fund	11,860	11,168
Intangible assets, net	11,191	11,986
Investment in other companies	2,200	2,200
Long term prepaid expenses and lease deposits	93	100
	117,071	115,616
Total assets	$185,536	$192,265

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$12,814	$14,149
Other current liabilities	14,853	17,362
Total current liabilities	27,667	31,511

Accrued severance pay	11,885	11,179
Accrued pensions	988	981
Deferred income taxes	990	1,183
Total long term liabilities	13,863	13,343
Stockholders’ equity:
Common stock	22	22
Additional paid-in capital	353,398	350,494
Accumulated other comprehensive income loss	(609)	(821)
Less – Cost of treasury stock	(122,713)	(118,749)
Accumulated deficit	(86,092)	(83,535)
Total stockholders’ equity	144,006	147,411
Total liabilities and stockholders’ equity	$185,536	$192,265